Exhibit 4.1

For Ministry Use only	Ontario Corporation Number
À l’usage exclusif du ministére	Numero de’ a société en Ontario

1664689

Ministry of	Ministèrs des
Government Services	Services gouvemementaux

Ontario
CERTIFICATE	CERTIFICAT
This is to certify that these	Ceci certifieque les présents
articles are effective on	statuts entrent en vigueur le

AUGUST 14 AOOT, 2017

Director /Direteur
Easiness Corporations Act /Loi sur les sociétés par actions

ARTICLES OF CONTINUANCE
STATUTS DE MAINTIEN
Form 6
Business	1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Corporations		Dénomination sociale de la société : (Éctre en LETTRES MAJUSCULES SEULEMENT):
Act		VIQ SOLUTIONS INC.

Formule 6
Loi sur les
Sociétés par
actions

	2.	The corporation is to de continued under the name (if different from 1 ):
Nouvelie dénomination sociale de la société (si elie différente de celle inscnte ci-dessus):

	3.	Name of jurisdiction the corporation is leaving: / Nom du territoire (province ou territoire, État ou pays) que quitle la société :
Alberta

Name of jurisdiction / Nom. du territcire

	4.	Date of incorporaten/arnaigamation: / Date de la “Destitution on de ia fusion :

2004/11/10
Year. Month, Day / année, mois. jour

	5.	The address of the registered office is: / Adresse du siège social en :

5915 Airport Road, Suite 700
Streets Number or R.R. Number & if Multi-Office Building give Room No.
Rue et numéro ou numéro de la R.R. et, s’il s’ag t d’un édifice à bureaux, ruméro du bureau

		Mississauga	ONTARIO	L4V1T1

		Name of Municipality or Post Office / Nom de la municinalité ou du bureau de ooste		Postal Code/Code postal

07171 (2011/05)	© Queen’s Printer for Ontario, 2011 / © Imprimeur de la Reine pour I’Ontario, 2011	Page 1 of/de 7

6. Number of directors is/are	Fixed number	OR minimum and maximum	1	10
Nombre d'administrateurs :	Number Fxe	OU minimum et maximum

7. The director(s) is/are: / Administrateur(s)	Address for service, giving Street & No. or R.R. No.,
First name, middle names and sur-name	Municipality. Province. Country and Postal Code
Domicile élu, y compris la rue et le numéro ou le numéro de	Resident Canadian
Prénom, autres prénoms et nom de famile	la R.R., le nom de la municipalité, la province, le pays et le	State ‘Yes’ or ‘No’
code postal	Resident Canadian
Oui/Non

Scbastien Paré	5915 Airport Road, Suite 700	Yes
Mississauga, Ontario L4V 1T1

George P. Kempff	5915 Airport Road, Suite 700	Yes
Mississauga, Ontario L4V 1T1

Larry Taylor	5915 Airport Road, Suite 700	Yes
Mississauga, Ontario L4V 1T1

Harvey Gordon	5915 Airport Road, Suite 700	Yes
Mississauga, Ontario L4V 1T1

Joseph Quarin	5915 Airport Road, Suite 700	Yes
Mississauga, Ontario L4V 1T1

8.	Restrictions, if any. on business the corporation may carry on or on powers the corporation may exercise. Limits, s’il y a lieu. Imposes aux activities commerciales au aux pouvoirs de la société.

The Corporation is not restricted by these articles from carrying on any business or businesses or from exercising any power or powers.

07171 (2011/05)	Page 2 of/de 7

9.	The classes and any maximum number of shares that the corporation is authorized to issue: Catégories et nombre maximal, s’il y a lieu, d’actions que la société est autorisée à émettre :

The Corporation is authorized to issue an unlimited number of common shares (hereinafter called “Common Shares”).

07171 (2011/05)	Page 3 of/de 7

10.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privileges, restrictions et conditions, s’il y a lieu, rattachés à cheque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégoric d’actions qui peur étre emise en série :

The rights of the holders of the Common Shares include the rights,

a)                   to vote at all meetings of shareholders:

b)                  to receive dividends as and when declared by the directors, and

c)                   to receive the remaining property of the Corporation upon dissolution

07171 (2011/05)	Page 4 of/de 7

11	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any} are as follows:
L’émission, le transfert ou la propriete d’actions est/n’est pas restreint. Les restrictions, s’il y a lieu, sont les suivantes :

The issue, transfer or ownership of shares is not restricted.

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12.	Other Provisions, (if any).
Autres dispositions s’il y a lieu:

N/A

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13.	The corporation has complied with subsection 180(3) of the Business Corporations Act.
La société s’est conformée au paragraphs 180(3) de la Loi sur les sociétés par actions.

14.	The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amaigamated or previously continued on
Le maintien de la société en vertu des lois de la province de l’Ontario a été dūment autorisé on vertu des lois de l’autorité législative sous le régime de laquelle la société a été constituée ou fusionnée ou antérieurement maintenue le

2017/06/21
Year, Month, Day
année, mois, jour

15.	The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated thereunder.
Le maintien de la société en vertu de la Loi sur les sociétés par actions a le mêrne effet que si ia société avait été constitutée en vertu de cette loi.

These articles arc signed in duplicate.
Les présents statuts sont signés on double exemplaire.

VIQ SOLUTIONS INC.
Name of Corporation / Dénomination sociale de la société

By / Par

/s/ George Kempff
Signature /Signature

George Kempff	Chief Financial Officer
Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

These articles must be signed by a director or officer of the corporation (e.g. president, secretary) Ces statuts doivent être signés par un administrateur ou un dirigeant de la société (p. ex.: président, secrétaire).

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